UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I Trade-Co, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
Target’s Board Fails to Comply with its Own Governance Guidelines
     NEW YORK, May 22 — The Nominees for Shareholder Choice today commented on the failure of the board of directors of Target Corporation (NYSE: TGT) to comply with its Governance Guidelines in connection with the recent changes in the principal employment of two of its incumbent directors, Solomon Trujillo and Anne Mulcahy.
     The Governance Guideline that applies to Mr. Trujillo and Ms. Mulcahy was one of the seminal governance principles that Kenneth Dayton, a former Chairman of Dayton Hudson and a member of the company’s founding family, aptly stated in his essay on governance published in the Harvard Business Review in 1984:
“To keep our board young, vital, and independent — and to ensure a steady flow of fresh blood and new thinking — we have rigid policies of rotation and retirement. We expect directors to submit their resignations at age 65, or after 12 years of service, or whenever a significant change in their positions occurs.” (Emphasis added.)
     It is clear that Target’s Governance Guideline entitled “Changes in Director’s Principal Employment” applies to Mr. Trujillo and Ms. Mulcahy as each has experienced a substantial change in their principal employment. This Guideline states:
“Changes in Director’s Principal Employment — Any director (including management directors) whose affiliation or position of principal employment changes substantially after election to the Board will be expected to offer to tender his or her resignation as a director promptly to the Board. The Nominating Committee shall make a recommendation to the Board on whether to accept or reject the offer, taking into consideration the effect of such change in employment on the director’s qualification as an independent director and on the interests of the Corporation.” (Emphasis added.)
     This Guideline unequivocally requires the prompt submission of a resignation by any director who experiences a substantial change in his or her principal employment. In Mr. Trujillo’s case, we believe that the board has compelling reasons to accept his resignation and withdraw his nomination for re-election. Given the circumstances of Mr. Trujillo’s departure from Telstra — where he was initially slated to retire on June 30, 2009, but was in fact removed on May 14, 2009 according to press reports — and the fact that he has served on the Target board for 15 years, any decision to retain Mr. Trujillo for another three years on the board would be misguided — particularly in light of the upcoming election and the expertise of the Nominees for Shareholder Choice.
     The company, in its responsive press release, attempts to mislead shareholders by suggesting that a separate governance principal justifies Mr. Trujillo’s and Ms. Mulcahy’s failure to promptly tender their resignations. The fact that a different provision in the Guidelines

(entitled “Retirement from Directors’ Principal Employment”) gives the board the discretion to permit a ‘retiring’ director (presumably at retirement age in accordance with an employer’s retirement policy) to serve an additional three years from the date of his or her retirement relieves neither the director’s obligation to submit a resignation, nor the board’s obligation to consider such resignation in due course and determine whether such director shall continue serving on the board. To our knowledge, none of these actions has taken place to date.
     The Nominees for Shareholder Choice believe that the board’s violation of its own Governance Guidelines represents yet another example of the erosion in its corporate governance practice and its resistance to fresh perspectives, which we are working to improve. First, the board offered misleading and confusing interpretations of the company’s charter provisions in an attempt to prevent the election of a thirteenth director. Now, the board is breaching its own Governance Guidelines to prolong the tenure of incumbent directors and disenfranchise shareholders’ opportunity to add highly-qualified new directors to its board.
Vote Now — Vote Today
The date of Target’s Annual Meeting is this coming Thursday, May 28, 2009. Target shareholders should vote on the Internet (for instructions, please go to www.TGTtownhall.com), by telephone, or by signing, dating and returning the GOLD proxy card as soon as possible to vote FOR the Nominees for Shareholder Choice and AGAINST Target’s proposal to limit the board to 12 directors. If you have already voted on the white proxy card, you can change your vote by submitting a later dated GOLD proxy card. If you have submitted both a white and GOLD proxy card, only your latest arriving proxy card will count, so please vote again on the GOLD proxy card to ensure your vote is counted accurately. For more information on how to vote, as well as other proxy materials, please visit www.TGTtownhall.com or call Pershing Square Capital Management, L.P.’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
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About Pershing Square Capital Management, L.P.
Pershing Square Capital Management, L.P., based in New York City, is an SEC registered investment advisor to private investment funds. Pershing Square manages funds that are in the business of trading — buying and selling — securities and other financial instruments. Funds managed by Pershing Square have long positions in stock, options and other financial instruments tied to the performance of Target Corporation’s stock. Pershing Square has and in the future may increase, decrease, dispose of, or change the form of its investment in Target Corporation for any or no reason.
Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) have filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.

SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by Pershing Square are available at no charge on the SEC’s website at http://www.sec.gov. Shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement.
Cautionary Statement Regarding Forward-Looking Statements
This letter contains forward-looking statements. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this letter.

Source:	Pershing Square Capital Management, L.P.

Contact:	Global Strategies Group Julie Wood (212) 260-8813